SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

Echelon Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 Meridian Ave., San Jose, California		95126
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 938-5200

(Former name or former address, if changed since last report.)

Item 2.02    Results of Operations and Financial Condition

(a)    Exhibits

Exhibit Number	Description
99.1	Press Release dated October 5, 2004.

Item 7.01	Regulation FD Disclosure

This disclosure is furnished pursuant to Regulation FD under Item 7.01 of Form 8-K. A copy of the press release issued by Echelon Corporation with respect to its decision to defer a portion of its revenue from the third to the fourth quarter of 2004 is attached as an exhibit hereto and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

Dated: October 7, 2004

By:  /s/ Oliver R. Stanfield
Oliver R. Stanfield
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 5, 2004.